Exhibit 10.8
AMENDMENT NO. 4
TO
SENIOR SECURED CONVERTIBLE NOTE DUE 2025
This AMENDMENT NO. 4 TO SENIOR SECURED CONVERTIBLE NOTE DUE 2025, dated as of June 18, 2021 (this “Agreement”), is entered into between Pareteum Corporation, a Delaware corporation (the “Company”), and High Trail Investments SA LLC (“HT”). Capitalized terms used in this Agreement without definition shall have the meanings provided in Article I.
PRELIMINARY STATEMENTS:
The Company has issued the Senior Note in favor of HT.
Pursuant to Section 18 of the Senior Note, the Senior Note may be amended with the written consent of the Company and the Required Holders.
As of the date hereof, HT constitutes the Required Holders.
The Company has requested that HT agree to amend the Senior Note, as hereinafter set forth.
HT is, on the terms and conditions stated below, willing to grant such request and to amend the Senior Note, as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:
ARTICLE I
DEFINITIONS
1.01    Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Agreement” is defined in the preamble.
“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied or waived in writing by HT.
“Amendment No. 1” means that certain Amendment to Senior Secured Convertible Note due 2025 dated as of July 18, 2020, between the Company and HT.
Amendment No. 4 to Senior Secured Convertible Note due 2025
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“Company” is defined in the preamble.
“Current Forbearance Agreement” means that certain Forbearance Agreement dated as of May 20, 2021, between the Company and HT.
“HT” is defined in the preamble.
“Initial Forbearance Agreement” means that certain Forbearance Agreement dated as of November 30, 2020, between the Company and HT.
“Required Holders” has the meaning provided in the Securities Purchase Agreement.
“Senior Note” means that certain Senior Secured Convertible Note due 2025, Certificate A-1, dated June 8, 2020, issued by the Company in favor of HT, as amended by Amendment No. 1, as further amended by the Initial Forbearance Agreement and as further amended by the Current Forbearance Agreement.
1.02    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Senior Note.
ARTICLE II
AMENDMENTS
2.01    Amendments. Effective as of the Agreement Effective Date, Section 8(E)(i) of the Senior Note is hereby amended and restated as follows:
“(i) Stock Reserve. At all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to at least the greater of (1) 230,000,000 and (2) the quotient obtained by dividing (x) 200% of the Principal Amount of this Note plus accrued and unpaid interest on this Note; by (y) the Market Stock Payment Price.”
ARTICLE III
CONDITIONS PRECEDENT
3.01    Conditions of Effectiveness. This Agreement shall become effective when, and only when, each of the following conditions shall have been satisfied or waived in writing by HT:
(a)    Delivery. HT shall have received counterparts of this Agreement executed by HT and the Company; and
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(b)    Representations and Warranties. The representations and warranties of the Company contained in Article IV should be true and correct in all material respects.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
In order to induce HT to enter into this Agreement, the Company hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:
4.01    Due Authorization; No Conflict. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the Senior Note, as amended and otherwise modified by this Agreement, has been duly authorized by all necessary corporate or other organizational action, and does not and will not contravene the terms of the Company’s organizational documents.
4.02    Enforceability. Each of this Agreement and the Senior Note, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
ARTICLE V
MISCELLANEOUS
5.01    Effect of Agreement. The Senior Note, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
5.02    Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
5.03    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
5.04    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:	PARETEUM CORPORATION By: /s/ Alexander Korff Name: Alexander Korff Title: Corporate Secretary

Signature Page to
Amendment No. 4 to Senior Secured Convertible Note due 2025

HT:	HIGH TRAILS INVESTMENTS SA LLC By: /s/ Eric Helenek Name: Eric Helenek Title: Authorized Signatory

Signature Page to
Amendment No. 4 to Senior Secured Convertible Note due 2025